UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

TITAN MACHINERY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive, West Fargo ND 58078-2648
(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 2, 2025. The votes cast with respect to each item of business properly presented at the meeting are as follows:
Proposal No. 1 — The stockholders elected the following Class III nominees to the Board of Directors for a three-year term.

	For	Withheld	Broker Non-Votes
Frank Anglin	17,194,890	2,662,481	1,610,349
Richard Lewis	19,400,571	456,800	1,610,349
David Meyer	19,257,109	600,262	1,610,349

Proposal No. 2 — The stockholders adopted the non-binding resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2025 Proxy Statement.

For	Against	Abstained	Broker Non-Votes
18,171,586	1,669,170	16,615	1,610,349

Proposal No. 3 —The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Registered Independent Public Accounting Firm for the fiscal year ended January 31, 2026.

For	Against	Abstained	Broker Non-Votes
21,413,999	45,123	8,598	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2025

TITAN MACHINERY INC.

By	/s/ Robert Larsen
Robert Larsen
Chief Financial Officer